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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

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                         FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) or 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


                NewSouth Bancorp, Inc.
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    (Exact Name of Registrant as Specified in Its Charter)


        Delaware                                   56-1999749
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(State of Incorporation or Organization)         (I.R.S. Employer
                                              Identification no.)

1311 Carolina Avenue, Washington, North Carolina          27889
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(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.     [  ]



Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock, par value $.01 per share
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                         (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 123-124), "Dividend Policy" (page 28-29), "Market for the Common Stock" (page 29), "Certain Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws" (pages 118-123), "The Conversion -- Limitations on Resales by Management" (page 115-116), "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Liquidation Account" (pages 105-106) and "The Conversion -- Restrictions on Repurchase of Stock" (page
115) of the Prospectus included as part of the Registrant's Registration Statement on Form S-1, File No. 333-16335, declared effective on February 11, 1997 (the "Form S-1").

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

        1.  Specimen Common Stock Certificate.

        2. (a) Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration
                 Statement on the Form S-1 (File No. 333-16335)).

            (b) Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File
                 No. 333-16335)).

            (c)  Plan of Conversion of Home Savings Bank, SSB
                 (incorporated by reference to Exhibit 2 to the Registration Statement on Form S-1
                 (File No. 333-16335)).


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                           EXHIBIT INDEX
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Exhibit
Number
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      1     Specimen Common Stock Certificate

      2(a) Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1)

      2(b)  Bylaws (incorporated by reference to
            Exhibit 3.2 to the Form S-1)

      2(c)  Plan of Conversion (incorporated by
            reference to Exhibit 2 to the Form S-1)


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                          SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         NewSouth Bancorp, Inc.
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                         (Registrant)



Date: March 11, 1997        By:  /s/ Thomas A. Vann
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                                 Thomas A. Vann
                                 President


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